UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 21, 2010

THE CLOROX COMPANY
(Exact Name of Registrant as Specified in its Charter)
______________

Delaware	1-07151	31-0595760
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of Principal Executive Offices) (Zip Code)

(510) 271-7000
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2010, The Clorox Company (the “Company”) and Viking Acquisition Inc. (the “Purchaser”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which the Company will sell its automotive business (the “Business”), which consists of the business of developing, formulating, supplying, manufacturing, packaging, marketing, selling and distributing certain appearance and performance products specifically formulated and sold under the brand names Armor All, STP, Oomph!, Son of a Gun, Tuff Stuff and Car Buddy for use with motor vehicles worldwide, to Purchaser. Purchaser is owned by affiliates of Avista Capital Holdings, L.P.

The purchase price for the Business is approximately $780 million, subject to closing adjustments related to working capital as set forth in the Purchase Agreement. To fund the purchase price and other fees and expenses contemplated by the Purchase Agreement, Purchaser has obtained financing commitments in the form of an equity commitment letter from Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P. and Avista Capital Partners (Offshore) II-A, L.P, and a debt commitment letter from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC.

The closing of the transactions contemplated by the Purchase Agreement is subject to various customary conditions, including without limitation, the absence of injunctions, judgments or other legal impediment seeking to prohibit the closing and the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Company and Purchaser have made customary representations, warranties and covenants in the Purchase Agreement. The representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement or contained in confidential disclosure schedules. Those disclosure schedules contain information that modify, qualify or create exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from that generally applicable to stockholders, or (iii) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and incorporated by reference herein. On September 21, 2010, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

* * *

This Current Report on Form 8-K, including the exhibits incorporated by reference herein, contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements regarding the closing of the transaction, and are forward looking statements based on management’s estimates, assumptions and projections. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, as updated from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). These factors include, without limitation, the possibility that the closing may be delayed or may not occur; litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction; and the general economic conditions of the regions and industries in which Clorox operates.

The Company’s forward-looking statements are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

* * *

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT
NO.	DESCRIPTION
2.01	Purchase and Sale Agreement, made as of September 21, 2010, by and between The Clorox Company and Viking Acquisition Inc.*

99.1	Press Release of the Clorox Company, dated September 21, 2010.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K under the Exchange Act. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CLOROX COMPANY

Date: September 22, 2010

	By:	/s/ Laura Stein
Senior Vice President – General Counsel

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION
2.01	Purchase and Sale Agreement, dated as of September 21, 2010, by and between The Clorox Company and Viking Acquisition Inc.*

99.1	Press Release of the Clorox Company, dated September 21, 2010.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K under the Exchange Act. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.